UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
  May 15, 2012 (May 10, 2012)

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Norfolk Southern Corporation's Annual Meeting of Shareholders was held on Thursday, May 10, 2012.  The following persons were elected to the Board of Directors for a term of one year:

	FOR	AGAINST	ABSTAIN
Gerald L. Baliles	225,607,649	7,207,514	707,195
Erskine B. Bowles	224,860,445	7,861,547	800,367
Robert A. Bradway	231,008,033	1,770,587	743,739
Wesley G. Bush	230,801,323	1,967,014	754,021
Daniel A. Carp	226,884,129	5,827,211	811,018
Karen N. Horn	210,206,445	22,433,477	882,437
Steven F. Leer	222,617,084	10,155,307	749,968
Michael D. Lockhart	231,194,697	1,572,071	755,590
Charles W. Moorman	226,144,004	6,614,200	764,154
J. Paul Reason	230,773,855	2,010,033	738,471

Shareholders ratified the appointment of KPMG LLP as Norfolk Southern's independent registered public accounting firm for 2012.  Stockholders cast 237,398,669 votes for the appointment, 3,331,562 votes against the appointment and abstained from casting 705,434 votes on the appointment of the independent registered public accounting firm.

Shareholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers.  Stockholders cast 216,958,959 votes for the approval, 14,807,513 votes against the approval, and abstained from casting 1,755,887 votes on the approval of the compensation of the Company's Named Executive Officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                   /s/ Howard McFadden

                                                            Name: Howard McFadden
                                                            Title:   Corporate Secretary

Date:  May 15, 2012